UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2016

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2016, SmartHeat Inc., a Nevada corporation (the “Company”), entered into the Fifth Amendment (the “Amendment”) to the Credit and Security Agreement dated July 27, 2012, as first amended on December 21, 2012 and subsequently amended on August 23, 2013, July 14, 2014, and December 28, 2015 (the “Credit Agreement”), between the Company and Northtech Holdings Inc., a British Virgin Islands business corporation (“Northtech”). Northtech is owned by certain members of the Company’s former management, Jun Wang, Xudong Wang, and Wen Sha. Huajun Ai, the Company’s Corporate Secretary is also a part owner of Northtech.

The Amendment increased the maximum credit line of the Credit Agreement to $3,500,000 and extended the maturity dated to October 31, 2016.  The Company agreed to pay to Northtech an amendment fee of $80,000 payable in 400,000 restricted shares of the Company’s Common Stock valued at $0.20 per share.  The Amendment is required to receive the approval of a majority of shareholders of the Company in a vote to be held at the next meeting of the stockholders which is scheduled to be held on September 10, 2016. In the event approval is not received, it will be considered an event of default under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.20 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The text set forth above under Item 1.01 is incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
10.20	Amendment No. 5 to the Credit and Security Agreement between SmartHeat Inc. and Northtech Holdings Inc., dated July 31, 2016, filed on the Company’s Form 8-K on August 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	January 13, 2017	By:	/s/ Kenneth Scipta
		Name:	Mr. Kenneth Scipta
		Title:	President